Exhibit 99.1
Investor Relations and
Corporate Communications Contact:
Christy Linn
(214) 466-1825
christy.linn@archlearning.com
FOR IMMEDIATE RELEASE
Archipelago Learning Announces Long-term Goals and
Preliminary 2012 Guidance at Its Investor Conference
New York, NY — May 26, 2011 — Archipelago Learning Inc. (NASDAQ: ARCL), a leading subscription-based, software-as-a-service (SaaS) provider of education products, today reiterated 2011 guidance and announced preliminary 2012 outlook and our long-term goals at its First Investor Conference in New York, NY.
“Today is another milestone in our life as a public company as we host our first investor conference that provided a comprehensive review of our strategy, operations, and financial goals,” said Tim McEwen, Chairman, President and Chief Executive Officer of Archipelago Learning. “We are excited about the opportunity ahead as we position ourselves for leadership in the digital transformation of K-12 education.”
Fiscal 2011 Outlook

Archipelago Learning is reiterating the following fiscal year 2011 estimates, which reflect the full year impact of the EducationCity acquisition:
•	Revenue is projected to be in the range of $68 million to $72 million;

•	Operating costs (cost of revenue plus operating expenses) are expected to be in the range of $62 million to $64 million, including $15 million in planned incremental costs;

•	Cash EBITDA is estimated to be between $30 million and $34 million;
•	Cash EBITDA is defined as invoiced sales less operating costs, excluding depreciation and amortization, stock-based compensation and unusual, non-recurring items.
•	Cash flows from operating activities are projected to be between $23 million and $27 million;
•	Capital expenditures are expected to be in the range of $4 million to $5 million, primarily driven by the reinvestment in our software technology platforms and infrastructure; and,
•	Free cash flow is anticipated to be between $19 million and $23 million. We define free cash flow as cash flows from operating activities less purchase of property and equipment.
Fiscal 2012 Preliminary Outlook

We are also announcing the following preliminary outlook for fiscal year 2012:
•	Expect to continue double digit top-line growth;
•	Approximately 10% of the 2011 $15 million incremental costs are non-recurring in 2012 and,
•	Incremental cash EBITDA margin expected to be in the range of 60% to 70%.
Long-Term Goals

Archipelago Learning gave the following long-term goal expectations for the business:
•	Leader in K-12 digital transformation;

•	$250 million invoiced sales business;

•	Strategic mergers & acquisitions;

•	10% to 20% organic invoiced sales year-over-year growth; and,

•	40% plus sustainable cash EBITDA margin.
The replay of the webcast and the accompanying slide presentation will be available on our website at http://investor.archipelagolearning.com for 120 days.
About Archipelago Learning
Archipelago Learning (NASDAQ:ARCL) is a leading subscription-based, software-as-a-service (SaaS) provider of education products used by approximately 14 million students in nearly 37,600 schools throughout the United States, Canada, and the United Kingdom. Our supplemental product offerings facilitate the evolution of education as technology transforms the learning experience. For more information, please visit us at www.archipelagolearning.com.
Forward Looking Statements
This release and the webcast, presentation and investor conference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, but not limited to, statements about our future performance and our guidance are considered forward-looking statements and reflect current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business as of May 10, 2011. The words “guidance,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “likely,” “future,” and other words and terms of similar meaning are used to identify forward-looking statements. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.
These statements are not guarantees of performance or results and are subject to risks and uncertainties (some of which are beyond our control), which could cause actual results to vary materially from the forward-looking statements contained in this release. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could cause actual results to vary materially from those anticipated in such forward-looking statements. Certain risk factors are discussed in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to (i) our customers’ reliance on, and the availability of, state, local and federal funding; (ii) competitive factors, including large publishers aggressively entering our markets and new competitors more easily entering our markets if national educational standards are adopted; (iii) legislation and regulation, including changes in or the repeal of legislation that mandates state educational standards and annual assessments; (iv) difficulty in evaluating our current and future business prospects because of our recent rapid growth; (v) web-based education failing to achieve widespread acceptance by students, parents, teachers, schools and other institutions; (vi) lower customer renewal rates or a decrease in sales for our Study Island products; (vii) decisions at district or state levels to use our competitors’ products rather than ours; (viii) seasonal fluctuations; (ix) system or network disruptions and technology issues; (x) delays in product development or product releases and the success of new product introductions; (xi) acquisition related risks; (xii) intellectual property related risks; (xiii) our ability to retain key employees; (xiv) risks related to our indebtedness; (xv) legal risks; (xvi) risks related to global and U.S. economic conditions; and, (xvii) risks associated with the integration of EducationCity and the future performance of our EducationCity products.
Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, future developments or otherwise, except as may be required by law.
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